Exhibit 5.1

Carter Ledyard & Milburn llp Counselors at Law
2 Wall Street New York, NY 10005-2072 • Tel (212) 732-3200 Fax (212) 732-3232

June 28, 2021

BIMI International Medical Inc.

No. 10, Huasheng Road, Floor 21

Yuzhong District, Chongqing,P. R. China, 404100

RE:	Registration Statement on Form S-1 of BIMI International Medical Inc.

Ladies and Gentlemen:

We have acted as counsel to BIMI International Medical Inc., formerly known as BOQI International Medical Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2021 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling Shareholders named in the Registration Statement (the “Selling Shareholders”), of up to 5,400,000 shares of common stock, $0.001 par value per share (“Common Stock”) issuable upon the conversion of certain convertible notes issued on February 26, 2021 to such Selling Shareholders (the “Convertible Note Shares”) and 1,370,000 shares of Common Stock issuable upon the exercise of certain warrants (the “Warrant Shares”) issued on June 2, 2020 pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of May 18, 2020 by and among the Registrant and the purchasers named therein, and on February 26, 2021 pursuant to an amendment to the Securities Purchase Agreement dated as of February 24, 2021.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below, including: (i) the Certificate of Amendment to the Certificate of Incorporation of the Company that is incorporated by reference as Exhibit 3.6 to the Registration Statement; (ii) the Registration Statement; (iii) the Form of Securities Purchase Agreement dated May 18, 2020 incorporated by reference as Exhibit 10.3 to the Registration Statement; (iv) the Form of Securities Convertible Promissory Note incorporated by reference as Exhibit 10.4 to the Registration Statement; (v) the Form of Warrant incorporated by reference as Exhibit 10.5 to the Registration Statement (vi) the Registration Right Agreement incorporated by reference as Exhibit 10.8 to the Registration Statement (vii) the Form of Amendment dated February 24, 2021 incorporated by reference as Exhibit 10.14 to the Registration Statement; and (viii) such minutes of meetings, consents, books, records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. With respect to such examination, without independent investigation or verification of any kind, we have assumed the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (viii) has been entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act, (i) the Convertible Note Shares, when issued upon conversion of the Convertible Notes will be duly authorized, validly issued, fully paid and non-assessable; and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware General Corporation Law and all applicable judicial and regulatory determinations in connection therewith. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Carter Ledyard & Milburn